UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 27, 2011

Octagon 88 Resources, Inc. (Exact name of registrant as specified in its charter)

Nevada	000-53560	26-2793743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

348 – 14 Street N.W., Calgary, Alberta	T2N 1Z7
(Address of principal executive offices)	(Zip Code)

(403) 686-1000 Registrant’s telephone number, including area code

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Officers:

On May 26, 2011, Ms. Jacqueline Danforth was removed as a Director of the registrant by Consent of the Stockholders in Lieu of Meeting; a majority of the stockholders have provided their written consent to the registrant in support of the Motion calling for Ms. Jacqueline Danforth’s removal.  Subsequently, Ms. Jacqueline Danforth was dismissed as Chief Financial Officer and Secretary Treasurer of the registrant by a resolution in writing of the Board of Directors of the registrant.

The registrant is undertaking best efforts to attract and retain a Director and Chief Financial Officer as replacement.  In the interim, Mr. Donald W. Hryhor, Chief Executive Officer and President, has been appointed Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Octagon 88 Resources, Inc.

Dated: May 27, 2011	/s/ Donald W. Hryhor
Donald W. Hryhor
Chief Executive Officer